UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 22, 2010

ALKANE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

000-28633	26-4813092
(Commission File No.)	(IRS Employer ID Number)

2205 York Road Suite 14
Lutherville, MD 21093
(Address of principal executive offices)

410-666-7837

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Items

Because of the state of emergency declared in Maryland due to the recent series of uncommonly severe snow storms, we have not been able to prepare the quarterly 10-Q for period ending December 31, 2009 for filing within the 5 day extension period. The company anticipates the 10-Q will be filed within 5 days and there should not be any significant changes in results of operations from the prior Quarter as filed in the Company's 10-12G/A with the SEC on January 28, 2010.

ITEM 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	By:	/s/ Mathew Zuckerman
Mathew Zuckerman
CEO & President